Exhibit 3.6

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF OPENWORLD, INC.

ARTICLE I

NAME

The name of the corporation is OpenWorld, Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE

The street address of the registered office in the State of Nevada where process may be served upon the Corporation shall be the street address of its registered agent in the State of Nevada. The Corporation may, from time to time, in the manner provided by law, change the registered agent and registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business either within or without the State of Nevada.

ARTICLE III

CAPITAL STOCK

Section 1 Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is One Billion Two Hundred Fifty Million (1,250,000,000), consisting of three classes to be designated, respectively, “Common Stock,” “Blockchain Common Stock” and “Preferred Stock,” with all such shares having a par value of $0.001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is Six Hundred Seventy-Five Million (675,000,000). The total number of shares of Blockchain Common Stock that the Corporation shall have authority to issue is Five Hundred Million (500,000,000). The total number of shares of Preferred Stock that the Corporation shall have authority to issue is Seventy-Five Million (75,000,000). The Blockchain Common Stock and the Preferred Stock may each be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Blockchain Common Stock and the Preferred Stock shall hereinafter be prescribed by a resolution of the board of directors of the Corporation pursuant to Section 3 or Section 4, as applicable, of this Article III.

Section 2 Common Stock.

(a) Dividend Rate. Subject to the preferential or other rights of any holders of Blockchain Common Stock or Preferred Stock then outstanding, the holders of Common Stock shall be entitled to receive dividends and other distributions when, as and if declared by the board of directors of the Corporation out of assets legally available therefor.

(b) Voting Rights. The holders of the issued and outstanding shares of Common Stock shall be entitled to one vote for each share of Common Stock; provided, however, that, except as otherwise required by law or the Articles, holders of Common Stock shall not be entitled to vote on any amendment to the Articles (including any certificate of designation relating to any series of Blockchain Common Stock or Preferred Stock) that relates solely to the terms of one or more class or series of Blockchain Common Stock or Preferred Stock if the holders of such affected class or series are entitled, either separately or together as a class with the holders of one or more other such class or series, to vote thereon pursuant to the Articles (including any certificate of designation relating to any series of Blockchain Common Stock or Preferred Stock).

(c) Liquidation Rights. Subject to the preferential or other rights of any holders of Blockchain Common Stock or Preferred Stock then outstanding, in the event of liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Common Stock and any shares of Blockchain Common Stock or Preferred Stock which are not entitled to any preference in liquidation shall share equally and ratably in the Corporation’s assets available for distribution after giving effect to any liquidation preference of any shares of Blockchain Common Stock or Preferred Stock.

(d) No Cumulative Voting, Conversion, Redemption or Preemptive Rights. The holders of Common Stock shall not have any cumulative voting, conversion, redemption or preemptive rights.

Section 3 Preferred Stock.

(a) Designation. The board of directors of the Corporation is hereby vested with the authority from time to time to provide by resolution for the designation and issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by the Articles, and to fix and determine with respect to each such series the voting powers, if any (which voting powers if granted may be full or limited), designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions relating thereto, including, without limiting the generality of the foregoing, the voting rights relating to shares of Preferred Stock of any series (which may vary over time and which may be applicable generally only upon the happening and continuance of stated facts or events or ascertained outside the Articles), the rate of dividend to which holders of Preferred Stock of any series may be entitled (which may be cumulative or noncumulative), the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution or winding up of the affairs of the Corporation, the rights, if any, of holders of Preferred Stock of any series to convert or exchange such shares of Preferred Stock of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable), and to cause to be filed with the Nevada Secretary of State a certificate of designation with respect thereto. The board of directors of the Corporation is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. Except as otherwise required by law, the holders of any series of Preferred Stock shall be entitled to only such voting rights, if any, as shall expressly be granted thereto by the Articles, including the certificate of designation relating to such series of Preferred Stock. Unless the certificate of designation establishing a series of Preferred Stock provides to the contrary, neither the consent by series, or otherwise, of the holders of any outstanding Preferred Stock nor the consent of the holders of any outstanding Common Stock or Blockchain Common Stock shall be required for the issuance of any new series of Preferred Stock, regardless of whether the rights and preferences of the new series of Preferred Stock are senior or superior, in any way, to the outstanding series of Preferred Stock, Common Stock or Blockchain Common Stock.

(b) Certificate. Before the Corporation shall issue any shares of Preferred Stock of any series, a certificate of designation setting forth the resolution of the board of directors of the Corporation, and establishing the voting powers, designations and preferences, the relative, participating, optional or other rights, if any, and the qualifications, limitations, and restrictions, if any, relating to the shares of Preferred Stock of such series and the number of shares of Preferred Stock of such series authorized by the board of directors of the Corporation to be issued shall be made and signed by an officer of the Corporation and filed in the manner prescribed by the Nevada Revised Statutes (as amended from time to time and including any successor provisions, the “NRS”).

2

(c) Existing Series of Preferred Stock. Notwithstanding the filing of these Articles, each series of Preferred Stock previously designated by the Corporation and remaining in effect immediately prior to the effectiveness of these Articles, including the Series A Convertible Preferred Stock, par value $0.001 per share, designated pursuant to the Certificate of Designation of Series A Preferred Stock filed with the Nevada Secretary of State on May 18, 2007, as amended by that Second Amended Certificate of Designation for Series A Convertible Preferred Stock filed with the Nevada Secretary of State on February 1, 2013 (together, the “Series A Certificate of Designation”), and the Series B Convertible Preferred Stock, par value $0.001 per share, designated pursuant to the Certificate of Designation for Series B Convertible Preferred Stock filed with the Nevada Secretary of State on June 18, 2025 (the “Series B Certificate of Designation” and, together with the Series A Certificate of Designation, the “Existing Certificates of Designation”), shall continue as a series of the Preferred Stock authorized hereunder, and the voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations or restrictions thereof, of each such series shall be as set forth in the applicable Existing Certificate of Designation, each of which shall remain in full force and effect in accordance with its terms until amended, restated or withdrawn in accordance with the NRS.

Section 4 Blockchain Common Stock.

(a) Designation. The board of directors of the Corporation is hereby vested with the authority from time to time to provide by resolution for the issuance of shares of Blockchain Common Stock in one or more series not exceeding the aggregate number of shares of Blockchain Common Stock authorized by the Articles, and to fix and determine with respect to each such series the voting powers, if any (which voting powers if granted may be full or limited), designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions relating thereto, including, without limiting the generality of the foregoing, the voting rights relating to shares of Blockchain Common Stock of any series (which may vary over time and which may be applicable generally only upon the happening and continuance of stated facts or events or ascertained outside the Articles), the rate of dividend to which holders of Blockchain Common Stock of any series may be entitled (which may be cumulative or noncumulative), the rights of holders of Blockchain Common Stock of any series in the event of liquidation, dissolution or winding up of the affairs of the Corporation, the rights, if any, of holders of Blockchain Common Stock of any series to convert or exchange such shares of Blockchain Common Stock of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable), and to cause to be filed with the Nevada Secretary of State a certificate of designation with respect thereto. The board of directors of the Corporation is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. Except as otherwise required by law, the holders of any series of Blockchain Common Stock shall be entitled to only such voting rights, if any, as shall expressly be granted thereto by the Articles, including the certificate of designation relating to such series of Blockchain Common Stock. Unless the certificate of designation establishing a series of Blockchain Common Stock provides to the contrary, neither the consent by series, or otherwise, of the holders of any outstanding Blockchain Common Stock nor the consent of the holders of any outstanding Common Stock or Preferred Stock shall be required for the issuance of any new series of Blockchain Common Stock.

3

(b) Certificate. Before the Corporation shall issue any shares of Blockchain Common Stock of any series, a certificate of designation setting forth the resolution of the board of directors of the Corporation, and establishing the voting powers, designations and preferences, the relative, participating, optional or other rights, if any, and the qualifications, limitations, and restrictions, if any, relating to the shares of Blockchain Common Stock of such series and the number of shares of Blockchain Common Stock of such series authorized by the board of directors of the Corporation to be issued shall be made and signed by an officer of the Corporation and filed in the manner prescribed by the NRS.

ARTICLE IV

DIRECTORS AND OFFICERS

Section 1 Directors. The members of the governing board of the Corporation are styled as directors. The board of directors of the Corporation shall be elected in such manner as shall be provided in the Bylaws. The board of directors shall consist of at least one director but not more than (15) directors. The number of directors may be changed from time to time in such manner as shall be provided in the Bylaws.

Section 2 Limitation of Liability. The liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS. If the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time.

Section 3 Payment of Expenses. In addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Corporation in the Bylaws or by agreement, the expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such director or officer in his or her capacity as a director or officer of the Corporation, must be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

Section 4 Repeal and Conflicts. Any repeal or modification of Section 2 or 3 of this Article IV approved by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the Corporation existing as of the time of such repeal or modification. In the event of any conflict between Section 2 or 3 of this Article IV and any other Article of the Articles, the terms and provisions of Section 2 or 3 of this Article IV shall control.

ARTICLE V

DISTRIBUTIONS

Section 1 Distributions. Notwithstanding anything to the contrary in the Articles or the Bylaws, the Corporation is hereby specifically allowed to make any distribution that otherwise would be prohibited by NRS 78.288(2)(b).

ARTICLE VI

AMENDMENTS

Section 1 Amendments. The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles, in the manner now or hereafter prescribed by the NRS, and all rights conferred on stockholders herein are granted subject to this reservation.

4

ARTICLE VII

MISCELLANEOUS

Section 1 Deemed Notice and Consent. To the fullest extent permitted by law, each and every Person purchasing or otherwise acquiring any interest (of any nature whatsoever) in any shares of the capital stock of the Corporation shall be deemed, by reason of and from and after the time of such purchase or other acquisition, to have notice of and to have consented to all of the provisions of (i) the Articles, (ii) the Bylaws and (iii) any amendment to the Articles or the Bylaws enacted or adopted in accordance with the Articles, the Bylaws and applicable law.

Section 2 Definitions. As used in the Articles: “Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by or is under common control with the specified Person. “Articles” means these Amended and Restated Articles of Incorporation, as amended from time to time and including any certificate of designation relating to any series of Blockchain Common Stock or Preferred Stock. “Bylaws” means the bylaws of the Corporation, as amended from time to time. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Person” means a natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association, unincorporated organization, government (or agency or political subdivision thereof) or any other entity or group (as defined in Section 13(d) of the Exchange Act).

Section 3 Severability. If any provision or provisions of the Articles shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of the Articles (including, without limitation, each portion of any paragraph of the Articles containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of the Articles (including, without limitation, each such portion of any paragraph of the Articles containing any such provision held to be invalid, illegal or unenforceable) shall be construed (a) so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or (b) for the benefit of the Corporation to the fullest extent permitted by law.

5